Exhibit 10.1

AMENDMENT NO. 1 TO NOTE AND WARRANT PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO NOTE AND WARRANT PURCHASE AGREEMENT (this “Amendment”) is entered into as of January 31 , 2022, between ACRES COMMERCIAL REALTY CORP. (previously known as Exantas Capital Corp.) (the “Company” or the “Issuer”) and the purchasers signatory to the NWPA (as defined below) (the “Purchasers”).

RECITALS:

A.The Issuer and the Purchasers are parties to that certain Note and Warrant Purchase Agreement, dated as of July 31, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “NWPA”).

B.Prior to the date hereof, the Issuer optionally redeemed all of the Initial Notes then outstanding upon terms and conditions (including with respect to the premium associated therewith) mutually agreed between the Issuer and the Purchasers (such redemption, the “Initial Notes Redemption”).

C.On the date hereof, no Notes are outstanding under the NWPA.

D.The Issuer and the Purchasers have agreed to certain amendments, supplements, modifications and clarifications to the NWPA as more fully set forth herein to document the understandings of the Issuer and the Purchasers with respect to (i) the Initial Notes Redemption and (ii) the sale and purchase of Additional Notes.

AGREEMENT:

In consideration of the premises and mutual covenants herein and for other valuable consideration, the Issuer and the Purchasers hereby agree as follows:

Section 1.Definitions.  Capitalized terms used in this Amendment but not defined have the meaning provided in the NWPA, as modified hereby.  Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the NWPA shall, after giving effect to this Amendment, refer to the NWPA, as modified hereby.

Section 2.Amendments.  Subject to Section 4 of this Amendment, the NWPA is hereby amended as follows:

2.1In Section 2.1 of the NWPA, the following sentence shall be added at the end of the first paragraph of such Section: “As of the Amendment No. 1 Effective Date, the amount of Initial Notes outstanding shall be $0.”

2.2In Section 2.1 of the NWPA, the first sentence of the second paragraph is hereby amended and restated as follows:  “The Company may in its sole discretion, from time to time after the date hereof but on or prior to the twenty-four month anniversary of the date hereof, require that the Purchasers purchase Additional Notes from the Company by delivery of one or more written notices (each, an “Additional Notes Notice”) to the Purchasers.”

2.3In Section 4 of the NWPA, the first sentence is hereby amended and restated as follows: “The sale and purchase of (i) the Initial Notes and the Initial Warrants shall occur at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY, at a closing (the “Initial Closing”) to take place simultaneously with the execution of this Agreement and (ii) any Additional Notes and Additional Warrants shall occur at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP,

1285 Avenue of the Americas, New York, NY, at 11:00 A.M., New York time, at a closing (each a “Subsequent Closing”, together with the “Initial Closing”, and each a “Closing”) on each Subsequent Purchase Date or on such other Business Day thereafter as may be agreed upon in writing by the Company, on the one hand, and the Purchasers holding at least a majority in aggregate principal amount of the Notes at the time outstanding (or, if no Notes are then outstanding, the holders of at least a majority in aggregate principal amount of the commitments to purchase Additional Notes then outstanding), on the other hand.”

2.4The introductory language in Sections 11 and 12 of the NWPA is hereby amended and restated as follows: “The Company covenants that so long as any of the Notes are outstanding or any commitment to purchase Additional Notes remains in effect:”

2.5Section 19.2(a) of the NWPA is hereby amended and restated as follows: “Solicitation. The Company will promptly provide each holder of the Notes (irrespective of the amount of Notes then owned by it and, if no Notes are then outstanding, to each holder of commitments to purchase Additional Notes then outstanding) with sufficient information sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 19 to each holder of outstanding Notes (or, if no Notes are then outstanding, to each holder of commitments to purchase Additional Notes then outstanding) promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes (or, if no Notes are then outstanding, to the requisite holders of commitments to purchase Additional Notes then outstanding).”

2.6Section 19.2(b) of the NWPA is hereby amended and restated as follows: “Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes or holder of commitments to purchase Additional Notes as consideration for or as an inducement to the entering into by any holder of Notes or holder of commitments to purchase Additional Notes of any waiver or amendment of any of the terms and provisions hereof or of the Notes unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes or holder of commitments to purchase Additional Notes, as applicable, then outstanding whether or not such holder consented to such waiver or amendment.”

2.7Section 19.3 of the NWPA is hereby amended and restated as follows: “Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 19 applies equally to all holders of Notes and all holders of commitments to purchase Additional Notes, as applicable, and is binding upon them and upon each future holder of any Note and each holder of commitments to purchase Additional Notes and upon the Company without regard to whether any Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note or holder of any commitment to purchase Additional Notes nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note, holder of a commitment to purchase Additional Notes or of the Company.”

2.8The following definitions are hereby added to Annex B of the NWPA (in their appropriate alphabetical order) as follows:

“Amendment No. 1 Effective Date” means the Amendment Effective Date (as defined in Amendment No. 1).

“Amendment No. 1” means that certain Amendment No. 1 to Note and Warrant Purchase Agreement, dated as of January __2022.

2.9The following definitions in Annex B of the of the NWPA are hereby amended and restated as follows:

“Board Observer Fall-Away” means the Amendment Effective Date.

“Required Holders” means, at any time, the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding (or, if no Notes are then outstanding, the holders of at least a majority in aggregate principal amount of the commitments to purchase Additional Notes then outstanding) (exclusive of Notes then owned by the Company or any of its Affiliates).

Section 3.Additional Agreements.

Subject to Section 4 of this Amendment, notwithstanding anything in the NWPA to the contrary or otherwise, the Issuer and the Purchasers further agree as follows:

3.1The consideration paid by the Issuer to the Purchasers in the Initial Notes Redemption fully satisfied and discharged all amounts owing by the Issuer to the Purchasers in respect of the Initial Notes (including any applicable Make-Whole Amount).

3.2For the avoidance of doubt, and without limitation, the provisions of Section 10 of the NWPA (including the provisions with respect to applicable Make-Whole Amounts) shall apply to all Additional Notes issued after the date hereof.

3.3Whether or not any Notes are then outstanding, so long as commitments to purchase Additional Notes remain in effect, all provisions of the NWPA shall continue to apply (including, without limitation, the covenants set forth in Sections 9, 11 and 12 of the NWPA, which shall remain operative until such time that no Notes are outstanding and all commitments to purchase Additional Notes have been terminated).

To the extent of any conflict between the provisions of this Section 3 and the NWPA (as amended by this Amendment) the provisions of this Section 3 shall control.

Section 4.Conditions to Effectiveness.The amendments set forth in Section 2 above and the additional agreements set forth in Section 3 above shall become effective on the first date (the “Amendment Effective Date”) that the following conditions precedent have been satisfied:

4.1The Purchasers shall have received counterpart signature pages to this Amendment executed by each of the Purchasers and the Issuer; and

4.2The Issuer shall have paid to Purchasers all fees and expenses due and payable hereunder and under the NWPA, including, without limitation, all fees and expenses of counsel to the Oaktree Purchasers and counsel to MassMutual.

Section 5.  Miscellaneous.

5.1Representations and Warranties.  The Issuer, by signing below, hereby represents and warrants to the Purchasers that:

(a)it has the legal power and authority to execute and deliver this Amendment;

(b)the officer executing this Amendment on behalf of the Issuer has been duly authorized to execute and deliver the same and bind the Issuer with respect to the provisions hereof;

(c)immediately after giving effect to this Amendment, no Default or Event of Default exists under the NWPA;

(d)this Amendment constitutes the legal, valid and binding agreement and obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles relating to enforceability (regardless of whether enforcement is sought in equity or at law); and

(e)each of the representations and warranties set forth in Section 7 of the NWPA and in each other Notes Document is true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) on and as of the date hereof after giving effect to this Amendment, except to the extent that any thereof expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) on and as of such earlier date.

5.2Ratification.  The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the NWPA and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the NWPA.  Except as expressly modified and superseded by this Amendment, the terms and provisions of the NWPA and the other Notes Documents are hereby ratified and confirmed and shall continue in full force and effect on a continuous basis after giving effect to this Amendment.  The Issuer hereby ratifies and reaffirms (a) the Obligations under and as defined in the NWPA and all of the covenants, duties, indebtedness and liabilities under the NWPA (as modified hereby) and the other Notes Documents to which it is a party and (b) each of such other Notes Documents executed and delivered by or on its behalf in connection with the NWPA or this Amendment.  This Amendment constitutes the entire agreement of the parties hereto, and supersedes all prior understandings and agreements, among the parties hereto relating to the subject matter hereof.

5.3No Novation.  This Amendment represents in part a renewal of, and not in satisfaction of or a novation of, the Obligations under the NWPA.  The Issuer expressly acknowledges and agrees that (i) there has not been, and this Amendment does not constitute or establish, a novation with respect to the NWPA or any of the other Notes Documents, or a mutual departure from the strict terms, provisions and conditions thereof, other than with respect to the amendments set forth in Section 2 above and the additional agreements set forth in Section 3 above, and (ii) nothing in this Amendment shall affect or limit any right of the Purchasers to demand payment of liabilities owing from the Issuer, or to demand strict performance of the terms, provisions and conditions of, the NWPA (as modified hereby) and the other Notes Documents, as applicable, to exercise any and all rights, powers, and remedies under the NWPA or the other Notes Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence of an Event of Default under the NWPA (as modified hereby) or an Event of Default under and as defined in any of  the other Notes Documents.

5.4NWPA Unaffected.  Each reference to the NWPA in any Notes Document shall hereafter be construed as a reference to the NWPA, as modified hereby.  Except as herein otherwise specifically provided, all provisions of the NWPA (as modified hereby) and the other Notes Documents shall remain in full force and effect and be unaffected hereby. This Amendment shall constitute a “Notes Document” for all purposes under and pursuant to the NWPA and the other Notes Documents.

5.5Headings.  Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

5.6Counterparts.  This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature or other electronic transmissions, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

5.7Governing Law; Consent to Jurisdiction.  The provisions of Sections 26.7, 26.8 and 26.12 of the NWPA shall be deemed to be set forth herein mutatis mutandis.

[Signature pages follow.]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

OCM XAN HOLDINGS PT, LLC

By: Oaktree Fund AIF Series (Cayman), LP – Series G
its Manager
By: Oaktree AIF (Cayman) GP Ltd.
its General Partner
By: Oaktree Capital Management, L.P.
its Director

By:	/s/ Brian Laibow
	Name:	Brian Laibow
	Title:	Managing Director

By:	/s/ Jordan Mikes
	Name:	Jordan Mikes
	Title:	Managing Director

By: Oaktree Fund AIF Series, L.P. – Series N
its Manager
By: Oaktree Fund GP AIF, LLC
its General Partner
By: Oaktree Fund GP III, L.P.
its Managing Member

By:	/s/ Brian Laibow
	Name:	Brian Laibow
	Title:	Managing Director

By:	/s/ Jordan Mikes
	Name:	Jordan Mikes
	Title:	Managing Director

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Andrew C. Dickey
	Name:	Andrew C. Dickey
	Title:	Head of Alternative and Private Equity

[Signature Page to Amendment No. 1]

ACRES COMMERCIAL REALTY CORP.

By:	/s/ Mark Fogel
	Name:	Mark Fogel
	Title:	President & CEO

[Signature Page to Amendment No. 1]